UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

       Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

          Date of Report (date of earliest event reported): May 5, 2012


                               CAMELOT CORPORATION
               (Exact name of registrant as specified in charter)

          Nevada                     000-08299                    84-0691531
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

                                  20 Joan Place
                             North Haledon, NJ 07508
                    (Address of principal executive offices)

                                  201-410-9400
                           (Issuer's Telephone Number)

                                  17 Sutton Way
                            Washington Twp, NJ 07676
                 (Former Address of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

On May 5, 2012, Andrea Lucanto (the "Purchaser"), entered into a Stock Purchase Agreement (the "Purchase") with Jeffrey Rochlin (the "Seller") pursuant to which the Seller sold 1,734,830 shares of Common Stock of Camelot Corporation, a Nevada corporation (the "Company"), representing approximately 86.46% of the total issued and outstanding shares of Common Stock of the Company, for a total purchase price of $5,000.

Upon the closing of the Purchase, the Purchaser acquired 1,734,830 shares of Common Stock, or approximately 86.46% of the issued and outstanding Common Stock and attained voting control of the Company.

We are presently authorized to issue 50,000,000 shares of common stock. As of May 5, 2012, there were 2,006,528 shares of Common Stock issued and outstanding.

The following table sets forth certain information as of May 5, 2012 with respect to the beneficial ownership of the Company's outstanding common stock.

Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

    Name of                 Common Stock              Percentage of Common
Beneficial Owner         Beneficially Owned       Stock Beneficially Owned (1)
----------------         ------------------       ----------------------------

Andrea Lucanto                1,734,830                      86.46%

----------
(1) Percentage ownership is based on an assumption of 2,006,528 shares of common stock outstanding as of May 5, 2012. There are no outstanding options, warrants or other securities convertible into our Common Stock.

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CAMELOT CORPORATION


Dated: July 5, 2012                      By: /s/ Andrea Lucanto
                                             -----------------------------------
                                         Name:  Andrea Lucanto
                                         Title: President

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